As filed with the Securities and Exchange Commission on May 25, 2021
Registration No. 333-234445
Registration No. 333-254623

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM F-3 REGISTRATION STATEMENT NO. 333-234445
FORM F-3 REGISTRATION STATEMENT NO. 333-254623
UNDER
THE SECURITIES ACT OF 1933

PIEDMONT LITHIUM LIMITED
(Exact name of registrant as specified in its charter)

N/A
(Translation of Registrant’s name into English)

Australia	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Level 9, BGC Centre, 28 The Esplanade
Perth, WA, 6000 Australia
Tel: +61 8 9322 6322
(Address and telephone number of Registrant’s
principal executive offices)

Keith Phillips
32 North Main Street, Suite 100
Belmont, NC 28012
(704) 461-8000
(Name, address, and telephone number of agent for service)

Copies of communications, including communications sent to agent for service, should be sent to:

John T. Gaffney
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
+1 (212) 351-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment fled pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereon that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES

Piedmont Lithium Limited (the “Company”) is filing this post-effective amendment to the following registration statements on Form F-3 (collectively, the “Registration Statements”) to deregister any and all securities that remain unsold or otherwise unissued under the Registration Statements:

•
Registration Statement on Form F-3, File No. 333-234445, filed with the Securities and Exchange Commission (the “Commission”) on November 1, 2019 to register up to $200,000,000 in aggregate offering price of the Company’s ordinary shares, which may be represented by American depositary shares, preference shares, warrants, subscription rights, debt securities and/or units and declared effective on November 14, 2019.

•
Registration Statement on Form F-3, File No. 333-254623, filed with the Commission on March 23, 2021 pursuant to Rule 462(b) of the Securities Act of 1933, as amended, to register $25,898,100 of the Company’s ordinary shares.

The Company, by filing this post-effective amendment, hereby terminates the Registration Statements and removes from registration any and all securities registered but unsold under the Registration Statements as of the date hereof. This filing is made in accordance with an undertaking made by the Company in Part II of the Registration Statements as required by Item 512(a)(3) of Regulation S-K to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the registrant, Piedmont Lithium Limited, a public company incorporated and existing under the laws of Australia, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 25th day of May, 2021.

PIEDMONT LITHIUM LIMITED

By:	/s/ Keith Phillips
Name: Keith Phillips
Title: Managing Director, President and Chief Executive Officer and Authorized Representative in the United States

No other person is required to sign this post-effective amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.